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EXHIBIT (10)J


EXECUTIVE MANAGEMENT PLANS TRUST AGREEMENT



     EXECUTIVE MANAGEMENT PLANS TRUST AGREEMENT (the "Trust Agreement") dated July 19, 1995, by and between First of America Bank Corporation (the "Company"), and Wachovia Bank of North Carolina, N.A. (the "Trustee").

     WHEREAS, the Company is obligated under the plans and agreements listed on Schedule A hereto, as such may be amended (collectively the "Plans"), to make payments to certain of the Company's executives (the "Executives"); and

     WHEREAS, for purposes of assuring that payments will not be improperly withheld, the Company has established a trust (the Trust);

     WHEREAS, the terms of the Trust provide that the Company shall fund the Trust upon a Potential Change in Control or a Change in Control ("Required Funding Dates"), or such other date specified by the Company's Board of Directors ("Discretionary Funding Date")(a reference to a "Funding Date" in the Trust Agreement shall include Required Funding Dates, Discretionary Funding Dates and any other Funding Dates provided for by this Trust Agreement);

     WHEREAS, the Trust is currently revocable unless a Potential Change in Control or a Change in Control occurs; and

     WHEREAS, the Company desires to amend and restate the Trust in order to provide more specific funding guidelines and to provide that the Trust shall be irrevocable at all times; and

     WHEREAS, the Company also desires to appoint an independent Trustee to have the power and responsibilities set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE I.

                                   THE PLANS

     1.1 Plans. The Company Plans subject to this Trust Agreement consist of the plans and agreements listed on Schedule A hereto, as such may be amended.

                                  ARTICLE II.

                           TRUST AND THE TRUST ASSETS

     2.1  Trust.

          (a) Contemporaneously with the execution of this Trust Agreement, the Company is delivering to the Trustee to be held in trust hereunder certain insurance policies on the lives of the Executives, for which this Trust shall be the beneficiary.

          (b) Upon the occurrence of a Discretionary Funding Date, the Company may deliver to the Trustee assets in an amount such that the total Trust assets shall have a current market value not to exceed the Maximum Funding Amount as hereinafter defined.

          (c) Upon the occurrence of a Required Funding Date, the Company shall deliver to the Trustee assets in the amount necessary to increase the current market value of the total assets of the Trust to an amount equal to the Target Funding Amount.

          (d) On each June 30 and December 31 following a Required Funding Date ("Additional Funding Dates"), the Company shall deliver to the Trustee assets in the amount necessary to increase the current
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market value of the Trust to an amount equal to the Target Funding
Amount. Notwithstanding the foregoing, if a Required Funding Date occurs due to a Potential Change in Control, and a Change in Control shall not have occurred within 18 months following the date of the Potential Change in Control, then the contributions to the Trust by the Company shall be determined pursuant to paragraph (b) above, until the occurrence of another Required Funding Date.

          (e) For purposes of this Trust Agreement, the term "Target Funding Amount" shall mean as of a given date, the sum of (i) the present value of amounts that will be required to be paid to Executives under the Plans during the period beginning on such date and ending on the last day of the third fiscal year of the Company that begins after such date, (ii) the present value of liability to Executives that will be accrued but unpaid under the Plans as of the last day of that period and (iii) the anticipated fees of the Trustee that will be payable prior to the next Funding Date.

     For purposes of this Trust Agreement, the term "Maximum Funding Amount" shall mean as of a given date, the present value of the projected cost of the compensation and benefit liabilities of the Plans.

     The Target Funding Amount and the Maximum Funding Amount shall be determined by a consulting firm selected by the Company (the "Consulting Firm") as of any Funding Date, using the assumptions set forth in Schedule B to this Trust Agreement.

          (f) In order to assist the Consulting Firm in its determination of the Target Funding Amount and to assist the Trustee in making payments from the Trust to Executives, the Company shall deliver to the Trustee and the Consulting Firm a schedule (the "Payment Schedule") indicating the amount payable to each Executive pursuant to the terms and conditions of the Plans, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, and the time of commencement for, and the form of, payment of such amounts under each of the Plans. The Company shall provide an updated Payment Schedule to the Trustee and the Consulting Firm as of each Funding Date. Notwithstanding the foregoing, following a Change in Control of the Company, the Independent Trustee, and any suitable advisors appointed by the Independent Trustee, shall be responsible for preparing all Payment Schedules.

          (g) This Trust shall be irrevocable at all times, except that the Company shall be entitled to a return of the Trust assets as provided in
Section 4.1 hereof.

          (h) This Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986 and is to be construed accordingly.

     2.2  Trust Assets.

          (a) The Trust assets shall consist of all assets delivered to the Trustee as of any Funding Date, in whatever form held or invested as provided herein. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust assets as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Plans) in any one or a combination of the following:

               (i)  Cash or cash equivalents;

               (ii) investments in direct obligations of the United States of
                    America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition;

              (iii) investments in negotiable certificates of deposit (in each case maturing within one year or less from the date of acquisition) issued by a
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                    commercial bank organized and existing under the laws of
                    the United States of America or any state thereof having a combined capital and surplus of at least $100,000,000;

               (iv) investments in insured money market accounts and other insured deposits; or

               (v) investments in mutual funds or other indirect investment programs substantially all of whose assets consist of any one or more of the foregoing types of investments;

provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of Trust assets as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

     Notwithstanding the foregoing, the Company may direct the Trustee to purchase or contribute to the Trust life insurance policies pursuant to which the insured individuals are the Executives and the beneficiary is the Company or the Trust. The value of such policies shall not exceed the present value of the projected cost of the compensation and benefit liabilities of the Plans, as determined pursuant to the guidelines established by Banking Circular 249, issued by the Comptroller of the Currency. The Trustee shall not be liable for Trust assets invested in such contracts.

          (b) All interest and other income earned on the investment of Trust assets shall be reinvested in accordance with sub-section (a) above.

          (c) All losses of income or principal in respect of, and expenses (including, as provided in Sections 5.1(f) and 5.1(g) hereof, any expenses of the Trustee) charged against, the Trust assets shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Trust for any loss in principal amount of, or expense charged against, the Trust except to the extent that the current market value of Trust assets remaining after such losses or expenses equals or exceeds the Target Funding Amount.

                                  ARTICLE III.

                               CHANGE IN CONTROL

     3.1 Definition of Change in Control. For purposes of this Trust, a Change in Control of the Company shall have occurred:

     (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

          (a) after giving effect to such offer such corporation, person other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Company,

          (b) there shall have been filed documents with the Securities and Exchange Commission ("SEC") in connection therewith (or, if no such filling is required, public evidence that the offer has already commenced), and

          (c) such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Company,

     (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or
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     substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

     (iii) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner of stock representing twenty-five percent (25%) or more of the Voting Stock of the Company, or

     (iv) if during any period of two (2) consecutive years Continuing Directors cease to comprise a majority of the Company's Board of Directors.

     For purposes of this Trust, the term "Continuing Director" means:

      (i) any member of the Board of Directors of the Company who was a member of the Board of Directors of the Company at the beginning of any period of two (2) consecutive years, and

     (ii) any person who subsequently becomes a member of the Board of Directors of the Company, if:

          (a) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors, or

          (b) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

     For purposes of this Trust, the term "Voting Stock" means those shares of the Company entitled to vote generally in the election of directors.


     Upon the approval or direction of the Chairman of the Board, Chief Executive Officer or the President of the Company and any member of the Board of Directors then serving as an active member of the Company's Nominating and Compensation Committee, the Company shall promptly notify the Trustee in writing of the occurrence of any Change in Control of the Company. The date of such Change in Control shall be a Required Funding Date under this Trust.

     3.1 Definition of a Potential Change in Control. For purposes of this Trust, a Potential Change in Control of the Company shall have occurred if:

     (i) the Company enters into any agreement, which, if consummated, would result in the occurrence of a Change in Control of the Company,

     (ii) any corporation, person, other entity or group (including, without limitation, the Company) publicly announces an intention to take actions which if consummated would result in a Change in Control of the Company,

     (iii) any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner, as defined in Section 3.4 hereof, of stock representing five percent (5%) or more of the Voting Stock of the Company, or

     (iv) the Board of Directors of the Company adopts a resolution to the effect that a Potential Change in Control has occurred.

     Upon the approval or direction of the Chairman of the Board, Chief Executive Officer or the President of the Company and any member of the Board of Directors who is then serving as an active member of the Company's Nominating and Compensation Committee, the Company shall promptly notify the Trustee in writing of the occurrence of any Potential Change in Control of the Company. The date of such Potential Change in Control shall be a Required Funding Date under the Trust.
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     3.3  Additional Funding Dates.  The Board of Directors of the Company may
in its sole discretion elect to pay to the Trustee any additional amounts of cash or other property at any time. The date of such payment pursuant to such election shall be a Discretionary Funding Date under this Trust.

     3.4 Definition of Beneficial Owner. Solely for purposes of determining the definition of the term Beneficial Owner as used in this Trust, such term shall include any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries, and other than any employee benefit plan maintained by the Company) who is a Beneficial Owner as that term is defined in the Company's Articles of Incorporation as amended.


                                 ARTICLE IV

                         RELEASE OF THE TRUST ASSETS

     4.1  Delivery to the Company.

          The Company shall only be entitled to a return of Trust assets upon the termination of the Trust as provided in Section 6.1.

     4.2  Deliveries to Executives.

          (a) As soon as practicable after the Executive's retirement or other termination of employment prior to a Change in Control, the Trustee shall make payments to an Executive in accordance with the most recent Payment Schedule delivered by the Company. Prior to the commencement of payments to the Executive the Company shall deliver to the Executive a Payment Schedule setting forth all amounts payable from the Plans (an Individualized Payment Schedule). As soon as practicable after an Executive's retirement or other termination of employment following a Change in Control, the Trustee shall deliver to that Executive an Individualized Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to the Executive in accordance with the Individualized Payment Schedule.

          (b) In the event that an Executive reasonably believes that the Individualized Payment Schedule does not properly reflect the amount payable to such Executive or the timing or form of payment from the Trust in respect of the Plan of which he or she is a beneficiary or participant, such Executive shall be entitled to deliver to the Trustee written notice (the "Executive's Notice") setting forth the amount, timing or form of payment the Executive believes is proper under the relevant terms of the Plan. The Trustee shall also deliver a copy of the Executive's Notice to the Company within 3 business days of the delivery to the Trustee. Unless the Trustee receives written objection from the Company within 30 days after receipt by the Trustee of such notice, the Trustee shall make the payment in accordance with the Executive's Notice. In the event the Trustee receives written objection from the Company within such 30 day period and in the event the Company and Executive cannot agree on the terms of the Payment Schedule, the dispute shall be resolved in accordance with Section 7.3 hereof. Nothing in this Section shall create a duty on the part of the Executive to object to an Individualized Payment Schedule or other benefit statement provided by the Company, except in the case of an Individualized Payment Schedule given to the Executive in connection with the Executive's retirement or other termination of employment.

          (c) In the event that the aggregate amount payable in any calendar month to the Executives entitled to payments during such month exceeds the current market value of Trust assets, the Trustee shall make a pro rata payment to each Executive with respect to the Plans in accordance with the priority levels set forth on Schedule C hereto. All payments shall be made with respect to the Plans in any designated priority level before any payments are made with respect to the Plans in any lower level priority. If the aggregate amount payable in any calendar month with respect to the Plans in any designated priority level exceeds the current market value of Trust assets after providing for all higher priorities, the Trustee shall make pro rata payment to each Executive within such priority level.

     The Company may, by written notice to the Trustee, amend or revoke Schedule C at any time prior to a Required Funding Date. If no such priority levels are in effect at the time for payment of any portion of Trust assets to the Executives, all deferred compensation agreements shall be given first priority and all other Plans shall be given second priority. Where any payment to an Executive is required to be made on a pro rata basis with respect to a category of Plans within a designated priority level, such payment shall be based on the amount so payable to such Executive in proportion to the aggregate amount so payable to all such Executives with respect to all Plans within the same priority level.

          (d) The Trustee shall withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local tax withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld.

          (e) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive are subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of notice of such determination or of such opinion, pay to each such Executive the portion of the Trust includible in such Executive's federal gross income. This Section shall not give the Trustee the power or duty to determine the tax consequences of payments from the Trust that may subject an Executive to receipt of an excess parachute payment, as defined in Section 280G of the Internal Revenue Code of 1986.

     4.3 Deliveries to Creditors of the Company. Assets of the Trust are and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in Trust assets in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.4 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section
4.4 hereof, the Trustee shall make no further distributions of the Trust to any of the Executives but shall deliver the entire amount of the Trust only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust available to satisfy the claims of the Company's general creditors. The Trustee shall resume distribution of the Trust to the Executives under the terms hereof, upon no less than 30 days advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. The Trustee may rely on any evidence concerning the status or solvency of the Company as may be furnished to the Trustee which will give the Trustee a reasonable basis for making such determination.

     4.2 Notification of Bankruptcy or Insolvency. The Company, through its Chief Executive Officer, shall notify the Trustee promptly in writing of the Company's bankruptcy or insolvency. Prior to receipt of such notice, the Trustee shall have no duty to inquire whether or not the Company is bankrupt or insolvent. The Company shall be deemed to be bankrupt or insolvent:

          (i) upon the entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company under the Federal Bankruptcy Act, or appointing a receiver (or other similar official) of the Company, or ordering the winding up or liquidation of the affairs of the Company;

          (ii) upon the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition seeking reorganization or relief under the Federal Bankruptcy Act, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, trustee (or other similar official) of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts as they mature;

         (iii) if the Company is unable to pay its debts as they mature; or

          (iv) upon the appointment of a receiver by the Federal Deposit Insurance Corporation.

                                   ARTICLE V

                                    TRUSTEE

     5.1  Trustee.

          (a) The Trustee shall be an Independent Trustee appointed by the Company's Board of Directors. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust against the Trustee. For purposes of this Trust, an "Independent Trustee" shall mean a commercial bank or trust company which is not an affiliate of the Company, but which is a national banking association or established under the laws of the one of the states of the United States.

          (b) If all or any part of the Trust assets is at any time attached, garnished or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company (or any of its subsidiaries) or any Executive covered by this Trust by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

          (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust, including, without limitation, as provided in Section 2.1 hereof, and shall render to the Company, on or prior to the last day of the first month following each calendar quarter following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust as of the end of the immediately preceding calendar quarter (and as of the date of such termination). Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a copy of such accounting and a record of any amounts delivered by the Company to the Trustee or paid by the Trustee with respect to the account of such Executive.

          (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any Payment Schedule, modified Payment Schedule or notice delivered or given hereunder, which it in good faith believes to be genuine and executed and delivered in accordance with this Trust Agreement.

          (e) The Trustee may consult with advisors to be selected by it from time to time, including but not limited to attorneys (who may be counsel to the Company or the Trustee), accountants, actuaries, investment managers or advisors, and such other agents or advisors as the Trustee in its sole discretion shall deem advisable or appropriate.

          (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties.

          (g) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and charges for advice and counsel to the Trustee and any taxes imposed on the Trust or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph 5.1(f) or this paragraph 5.1(g) shall be paid by the Company promptly upon demand therefore by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust. In the event that payment is made hereunder to the Trustee from the assets of the Trust, the Trustee shall promptly notify the Company in writing of the amount of such payment. The failure of the company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph 5.1(f) of this
Section 5.1 or this paragraph 5.1(g).

     5.2  Powers.

     The Trustee shall have, in addition to any implied powers and duties which may be necessary to carry out the provisions of the Trust, and subject to the Company's express directions pursuant hereto, the following powers and duties:

          (a) to sell, exchange, hypothecate, convey and otherwise transfer any securities or other property held in the Trust, at public or private sale, for such prices and on such terms as the Trustee deems suitable, without the approval of any court and without any obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

          (b) To hold uninvested or to deposit in any bank such sums of cash as it deems reasonable and in the best interests of the Trust;

          (c) To exercise any right, including the right to vote, personally or by general or special proxies or powers of attorney, appurtenant to any securities or other property held in the Trust;

          (d) To exercise or sell any conversion privileges, subscription right or other rights or options and to make any payments incidental thereto;

          (e) To oppose, consent to, or otherwise participate in any reorganization, recapitalization or other changes affecting securities held in the Trust, to delegate discretionary powers to the extent permitted by law, and to pay expenses, assessments or charges in connection therewith; to retain any securities or other property allotted to the Trust in connection with any such reorganization, recapitalization or other changes; and to generally exercise any of the powers of an owner with respect to any securities or other property held in the trust;

          (f) To hold securities or other property in its name as Trustee or in the name of one or more nominees or in bearer form; provided, the Trust records shall at all times show that such securities or property as part of the Trust;

          (g) To make, execute, acknowledge and deliver any instruments that may be necessary or appropriate to carry out the powers herein granted;

          (h) To consult and employ suitable advisors, including, but not limited to, attorneys, accountants, actuaries, investment managers or advisors, and such other agents or advisors as the Trustee shall deem necessary or appropriate to assist in the performance of the Trustee's duties, and to pay reasonable expenses and compensation in connection therewith;

          (i) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings;

          (j) To accept and retain any securities or other property received or acquired by the Trust, whether or not such property would normally be purchased or would then be authorized as investments hereunder;

          (k) To collect and receive any money or property due to the Trust and to give full discharge and acquittance therefor;

          (l) To prepare such periodic written reports or other accounting as required hereunder, and to furnish the Company and the Executives with such information which either may require for tax or other purposes;

          (m) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust, except that the Trustee may not borrow money to satisfy the Company's obligation to fund this Trust pursuant to Article II hereof;

          (n) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity and to deposit or arrange for the deposit of any such securities with such a system;

          (o) To transfer assets of the Trust to a successor trustee or trustees as provided in Section 5.3;

          (p) To adopt uniform rules of procedure and regulations necessary for the proper and efficient administration of the Trust including but not limited to the distribution of amounts to the beneficiaries hereunder, provided such rules are not inconsistent with the terms hereof, and to enforce such rules and regulations;

          (q) To obtain fiduciary insurance or bonding coverage in such amounts and covering such risks and occurrences as the Trustee in its sole discretion may determine; and

          (r) To do all acts, though not specifically named herein, which the Trustee deems advisable to carry out the purpose of this Trust.

     5.3 Successor Trustees. The Company (or, in the event a Required Funding Date has passed and less than all of the obligations of the Trust have been satisfied, Executive(s) to whom at least 65% of all amounts covered by the most recent Payment Schedule are payable) may remove the Trustee and the Trustee may resign and be discharged from its respective duties hereunder at any time by giving notice in writing of such resignation to the Company (or, in the event a Required Funding Date has passed and less than all of the obligations of the Trust have been satisfied, Executive(s) to whom at least 65% of all amounts covered by the most recent Payment Schedule are payable) specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. The Company (or, in the event a Required Funding Date has passed and less than all of the obligations of the Trust have been satisfied, Executive(s) to whom at least 65% of all amounts covered by the most recent Payment Schedule are payable) shall appoint a successor trustee, such trustee to become the Trustee hereunder upon the resignation date specified in such notice. If, within 30 days after such notice, no successor Trustee has been appointed, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of Michigan having jurisdiction to appoint a successor. The Trustee who has resigned or been removed shall continue to serve until its successor accepts the trust and receives delivery of the Trust.


                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     6.1 Termination. This Trust shall be terminated upon the earliest of the following events: (i) the exhaustion of all Trust assets; or (ii) the final payment of all amounts payable to all of the Executives pursuant to the Plans. Promptly upon termination of this Trust, any remaining portion of Trust assets shall be paid to the

Company.

     6.2 Amendment and Waiver. This Trust may be amended only by an instrument in writing signed by the Trustee and the Company, or, in the event a Change in Control has occurred and less than all of the Trust's obligations have been satisfied, the written consent of Executives to whom at least 65% of all amounts covered by the most recent Payment Schedule are payable. The parties hereto, together with, in the event a Required Funding Date has passed and less than all of the Trust's obligations have been satisfied, the consent of Executives to whom at least 65% of all amounts covered by the most recent Payment Schedule are payable, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Further Assurances. The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

     7.2  Certain Provisions Relating to This Trust.

          (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

          (b) This Trust shall be governed by and construed in accordance with the laws of the State of Michigan, to the extent not preempted by federal law.

          (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

     7.3 Arbitration. Any dispute as to the interpretation or application of the provisions of this Trust and the amount, timing or form of any payment hereunder may, at the Trustee's sole option and in its discretion, be determined exclusively by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be considered an expense of the Trust under Section 5.1(g) hereof and paid by the Company.

     7.4 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:  First of America Bank Corporation
                    211 South Rose Street
                    Kalamazoo, Michigan  49007
                    Attn:  Corporate Secretary

If to the Trustee:  Wachovia Bank of North Carolina, N.A.
                    301 N. Main Street
                    Winston-Salem, North Carolina 27150-3099 Attn: Employee Benefit Trust Services


If to an Executive, to the address of such Executive as set forth in the records of the Company or such other address as the Executive may set forth in a written notice to the Company and the Trustee.

     A notice shall be deemed received upon the date of delivery if given personally, or, if given by mail, upon the receipt thereof.

     7.5 Trust Beneficiaries. Each Executive entitled to a benefit payment under a Plan covered by this Trust Agreement is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. In addition to the foregoing, individual agreements between the Company and an Executive may refer to this Trust, and the Company shall, by entering into such an agreement, have assumed a direct contractual obligation to the Executive to establish and maintain this Trust in accordance with its terms and the terms of such other agreement. The Executive shall have no preferred claim on, or any beneficial ownership in, the Trust, and all rights created hereunder and under the Plans shall be unsecured contractual rights of the Executives against the Company and the status of the Executives shall only be as general unsecured creditors. Benefits to the Executives hereunder may not be anticipated, assigned, transferred, pledged or otherwise conveyed. Prior to a Required Funding Date, the Company may, in its sole discretion, at any time and from time to time, by means of a modified Payment Schedule accompanied by revised Schedules A and C, (i) provide for coverage hereunder of any other plan or agreement and/or Company executive and (ii) upon termination of any Plan or final payment of all amounts thereunder, exclude such Plan and Executive who is a party thereto from coverage hereunder; provided, however, any such action shall be treated as an amendment of this Trust and shall be subject to all of the provisions of Section 6.2 hereof.

     IN WITNESS WHEREOF, the parties have executed this Trust as of the date first above written.
                         FIRST OF AMERICA BANK CORPORATION

                         By:  _______________________________

                         Its: Chairman & Chief
                                Executive Officer

                         WACHOVIA BANK OF NORTH CAROLINA, N.A.

                         By:  _______________________________

                         Its: _______________________________

                                   SCHEDULE A


Executive Plans and Agreements covered by the Executive Management
Plans Trust:

     Individual Deferred Compensation Agreements

     Supplemental Savings Plan

     Annual Incentive Compensation Plan for Key Corporate Executives and Key Affiliate Executives

     Long-Term Incentive Compensation Plan

     Excess Benefit Plan

     Supplemental Retirement Plan

     Executive Employment Agreements

     Management Continuity Agreements

     1987 Stock Option Plan

     Stock Compensation Plan


                                 SCHEDULE B


     For purposes of determining the Target Funding Amount and the Maximum Funding Amount as of any given date, the Consulting Firm shall use the following assumptions:

     1. For purposes of determining the present or future value of an Executive's account balance in an Individual Deferred Compensation Agreement or the Supplemental Savings Plan, the Consulting Firm shall assume that the Executive's total compensation increase at the rate assumed for compensation increases for purposes of funding the First of America Bank Corporation Employees' Retirement Plan (the Pension Plan), as set forth in the most recent actuarial valuation for the Pension Plan (the Actuarial Valuation). In addition, the Consulting Firm shall determine present or future value by applying the interest rate equal to the rate specified in the Plans, or if no such rate is specified, the assumed rate of return on Pension Plan assets specified in the Actuarial Valuation for the purposes of determining the Company's pension expense in accordance with Financial Accounting Standard 87.

     2. For purposes of determining the present value of an Executive's benefit in the Excess Benefit Plan, the Supplemental Retirement Plan, Executive Employment Agreements, and Management Continuity Agreements, the Consulting Firm shall use the assumptions for calculating lump sum amounts set forth in such plans and agreements.

     3. For purposes of determining the obligations of the Company pursuant to the 1987 Stock Option Plan or the Stock Compensation Plan, the Consulting Firm shall assume a per share value of First of America Bank Corporation common stock equal to the greater of the highest quoted price per share as reported in the Wall Street Journal as of the date of such determination or the amount that is being offered to acquire each share pursuant to a Potential Change in Control.


                                      SCHEDULE C

Priority levels of distributions from the Executive Management Plans
Trust:

First Priority Level:              Individual Deferred Compensation
                                   Agreements

Second Priority Level:             Supplemental Savings Plan

Third Priority Level:         Supplemental Retirement Plan

Fourth Priority Level:        Excess Benefit Plan

Fifth Priority Level:              Annual Incentive Compensation Plan
                                   for Key Corporate Executives and Key
                                   Affiliate Executives

Sixth Priority Level:              Long-Term Incentive Compensation
Plan

Seventh Priority Level:       Executive Employment Agreements and
                              Management
                         Continuity Agreements

Eighth Priority Level:        1987 Stock Option Plan

Ninth Priority Level:         Stock Compensation Plan